Exhibit 10

2011 Non-Employee Director
Restricted Stock Plan

Tropicana Las Vegas Hotel and Casino, Inc.

Effective September 15, 2011

i

Tropicana Las Vegas Hotel and Casino, Inc.
2011 Non-Employee Director Restricted Stock Plan

Article 1.  Establishment, Purpose, and Duration

1.1                         Establishment.  Tropicana Las Vegas Hotel and Casino, Inc., a Delaware corporation (the “Company”), establishes an incentive compensation plan to be known as the Tropicana Las Vegas 2011 Non-Employee Director Restricted Stock Plan (this “Plan”), as set forth herein.  The Plan will become effective on the date it is approved by the Board (the “Effective Date”).

1.2                         Purpose of this Plan.  The purpose of this Plan is to provide one-time grant of Restricted Stock to each Participant, thereby providing a means for each Participant to acquire and maintain stock ownership in the Company, and thusly linking the personal interests of each Participant to those of the Company’s stockholders.

Article 2.  Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below.

2.1                         “Board” or “Board of Directors” means the Board of Directors of the Company.

2.2                         “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.3                         “Committee” means the Compensation and Governance Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.  The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.  If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee.

2.4                         “Company” means Tropicana Las Vegas Hotel and Casino, Inc., a Delaware corporation, and any successor thereto as provided in Article 9.

2.5                         “Director” means any individual who is a member of the Board of Directors of the Company.

2.6                         “Employee” means any person, including officers of the Company, employed by the Company or any Subsidiary.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.7                         “Effective Date” has the meaning set forth in Section 1.1.

2.8                         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.9                         “Fair Market Value” means, as of any date, the value of any share of Stock determined as follows:

(a) If the Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) or the New York Stock Exchange (“NYSE”), its Fair Market Value will be the closing sales price for the Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the grant date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked price for such date or, if there is no high bid and low asked prices for the Stock on such date, the high bid and low asked for the Stock on the grant date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) If the Stock is neither listed on an established stock exchange or national market nor regularly quoted by a recognized securities dealer, the Fair Market Value will be determined in good faith by the Committee.

The definition of Fair Market Value may be specified in the Restricted Stock Agreement and may differ from the foregoing (depending on whether Fair Market Value is in reference to the grant or vesting of Restricted Stock).

2.10                  “Non-Employee Director” means a Director of the Company who is not an Employee.

2.11                  “Participant” means an individual granted Restricted Stock as set forth in Article 5.

2.12                  “Permitted Transfer” means (i) any transfer of shares of Restricted Stock by a Participant to any “family member” as such term is defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transfer specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws and any other laws applicable to Restricted Stock, or (ii) any transfer expressly permitted by the Restricted Stock Agreement.

2.13                  “Plan” means the Tropicana Las Vegas Hotel and Casino, Inc. 2011 Non-Employee Director Incentive Plan.

2.14                  “Restricted Stock” means the right to receive a share of Stock on the date that such Restricted Stock vests, subject to the Company’s withholding shares of Stock otherwise distributable to the Participant to satisfy the withholding obligations set forth in Article 9.  Unless and until a share of Restricted Stock has vested in the manner set forth in Section 5.2, the Restricted Stock will be subject to the restrictions set forth herein and must bear the legend set forth in Section 5.4 or as required by the Committee pursuant to Section 10.1.

2.15                  “Restricted Stock Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing a grant of shares of Restricted Stock, including through electronic medium, which shall contain such terms and conditions with respect to the Restricted Stock as the Committee shall determine consistent with this Plan.  The Restricted Stock Agreement is subject to the terms and conditions of this Plan.

2.16                  “Securities Act” means the Securities Act of 1933, as amended.

2.17                  “Stock” means Class A Common Stock, $.01 par value per share, of the Company.

2.18                  “Stockholders’ Agreement” means that certain Stockholders’ Agreement among the Company and each of the Company’s stockholders dated as of July 1, 2009, as it may be amended from time to time.

2.19                  “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.20                  “Termination of Service” means the time when a Participant ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal, failure to be elected, death or retirement.  The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to a Termination of Service.

Article 3.  Administration

3.1                         General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan.  The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an employee of the Company and/or its Subsidiaries, and the Committee, the Board of Directors and the Company shall be entitled to rely upon the advice, opinions or valuations of any such individuals.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company and all other interested individuals.

3.2                         Authority of the Committee.  The Committee shall have full and exclusive discretionary power to (i) interpret the terms and the intent of this Plan and any Restricted Stock Agreement or other agreement or document ancillary to or in connection with this Plan, and (ii) to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan.  Such authority shall include, but not be limited to, establishing all terms and conditions set forth in Restricted Stock Agreements, construing any ambiguous provision of this Plan or any Restricted Stock Agreement, determining Fair Market Value of the Restricted Stock in accordance with Section 2.9 and, subject to Article 8, adopting modifications and amendments to this Plan or any Restricted Stock Agreement, including without limitation, any that are necessary to comply with the laws of applicable jurisdictions.

3.3                         Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any individuals to whom it has delegated duties as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

Article 4.  Amount of Restricted Stock Subject to this Plan

The total number of shares of Restricted Stock to be granted under this Plan shall be 4,000.

Article 5.  Restricted Stock

5.1                         Grant of Restricted Stock.  Upon the Effective Date, the Committee will grant Restricted Stock to the Participants in the following amounts:

(a)          Michael Ribero: 4,000 shares of Restricted Stock.

5.2                         Vesting of Restricted Stock.  Subject to Section 5.6, the Restricted Stock will vest as follows:

(a)          Twenty-five percent (25%) of the shares of Stock subject to the Restricted Stock will vest on September 15, 2011.

(b)         Twenty-five percent (25%) of the shares of Stock subject to the Restricted Stock will vest on September 15, 2012.

(c)          Twenty-five percent (25%) of the shares of Stock subject to the Restricted Stock will vest on September 15, 2013.

(d)         Twenty-five percent (25%) of the shares of Stock subject to the Restricted Stock will vest on September 15, 2014.

5.3                         Restricted Stock Agreement.  The Restricted Stock Agreement shall specify the period(s) of restriction and the number of shares of Restricted Stock granted as provided for in this Plan and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan, including, without limitation, a requirement that Participant enter into the Stockholders’ Agreement, time-based restrictions and/or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock.

5.4                         Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 10.1 and such legends as required by the Stockholders’ Agreement, each certificate representing shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

THE SALE OR TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE TROPICANA LAS VEGAS HOTEL AND CASINO, INC. 2011 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN, IN THE ASSOCIATED RESTRICTED STOCK AGREEMENT AND IN THAT CERTAIN STOCKHOLDERS’ AGREEMENT AMONG THE COMPANY AND EACH OF THE COMPANY’S STOCKHOLDERS DATED AS OF JULY 1, 2009, AS IT MAY BE AMENDED FROM TIME TO TIME.  A COPY OF THIS PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

5.5                         Voting and Dividend Rights.  Subject to the requirements of the Stockholders’ Agreement, to the extent permitted or required by law, as determined by the Committee, the holder of shares of Restricted Stock will have the same voting and dividend rights as all other holders of shares of Stock.

5.6                         Termination of Services as a Director.  Upon any Termination of Service, the balance of Participant’s Restricted Stock that has not vested as of the date of the Termination of Service will immediately terminate.

5.7                         Section 83(b) Election.  The Participant may either (i) make a timely election, or (ii) refrain from making an election with the United States Internal Revenue Service with respect to the grant of Restricted Stock under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall be required to promptly provide a copy of such election with the Company.

Article 6.  Transferability of Restricted Stock

Except for any Permitted Transfers, which Permitted Transfers may be subject to any restrictions determined by the Committee and as set forth in the Restricted Stock Agreement, Restricted Stock granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except with respect to interests in Restricted Stock which have been subject to a Permitted Transfer, all Restricted Stock granted hereunder shall be exercisable only by the Participant to whom such Restricted Stock was granted.

Article 7.  Rights of Participant

7.1                         Board Service.  Neither this Plan nor any Restricted Stock Agreement shall confer upon any Participant any right with respect to continuing such Participant’s relationship with the Company as a Director or limit in any way the right of the Company’s stockholders to terminate any Participant’s service on the Board at any time or for any reason.

7.2                         Rights as a Stockholder.  Except as otherwise provided herein, Participant shall have none of the rights of a stockholder with respect to Restricted Stock until (i) such Restricted Stock vests and Participant becomes the record holder of the resulting shares of Stock, and (ii) if required by the Stockholders’ Agreement, Participant becomes a party to the Stockholders’ Agreement.

Article 8.  Amendment, Modification, Suspension and Termination

8.1                         Amendment, Modification, Suspension and Termination.  Subject to Section 8.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate this Plan and any Restricted Stock Agreement in whole or in part.

8.2                         Restricted Stock Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 8.3), no termination, amendment, suspension or modification of this Plan or a Restricted

Stock Agreement shall adversely affect in any material way any grant of Restricted Stock previously granted under this Plan without the written consent of the Participant.

8.3                         Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend this Plan or a Restricted Stock Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or a Restricted Stock Agreement to any present or future law relating to plans of this or a similar nature, and to the administrative regulations and rulings promulgated thereunder.

Article 9.  Successors

All obligations of the Company under this Plan with respect to Restricted Stock granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger or consolidation of all or substantially all of the business and/or assets of the Company.

Article 10.  General Provisions

10.1                  Legend.  The certificates for Restricted Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such shares.

10.2                  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

10.3                  Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.4                  Requirements of Law.  The granting of Restricted Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.5                  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for shares of Stock upon the vesting of Restricted Stock prior to:

(a)                          Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)                         Completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

10.6                   Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

10.7                  Investment Representations.  The Committee may require any individual receiving shares of Stock upon the vesting of Restricted Stock to represent and warrant in writing that the individual is acquiring the shares of Stock for investment and without any present intention to sell or distribute such shares of Stock.

10.8                  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of this Plan, this Plan, and any Restricted Stock granted to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Plan and Restricted Stock granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

10.9                  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

10.10           Governing Law.  This Plan and each Restricted Stock Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Restricted Stock Agreement, recipients of Restricted Stock under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Restricted Stock Agreement.

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

2011 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

FORM OF RESTRICTED STOCK GRANT NOTICE

Tropicana Las Vegas Hotel and Casino, Inc., a Delaware corporation (the “Company”), pursuant to its 2011 Non-Employee Director Restricted Stock Plan (the “Plan”), hereby grants to Participant listed below (“Participant”) 4,000 shares of Restricted Stock (the “Grant”) which upon vesting will entitle Participant to an equal number of shares of Class A Common Stock, $0.01 par value per share, of the Company (“Stock”).  The Grant is subject to the terms and conditions set forth herein, in the Restricted Stock Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and in the Plan.  The Restricted Stock Agreement and the Plan are incorporated herein by reference.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.

Participant’s Name:	Michael Ribero

Participant’s Address:	850 Arroyo Court, Palo Alto, CA 94306

Grant Date:	September 15, 2011

Total Number of Shares Subject to the Grant:	4000

Vesting Schedule	Shares	Vest Date

	25% of total Grant	September 15, 2011

	25% of total Grant	September 15, 2012

	25% of total Grant	September15, 2013

	25% of total Grant	September 15, 2014

By executing below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement, this Grant Notice and the Stockholders’ Agreement.  Participant has reviewed the Restricted Stock Agreement, the Plan, this Grant Notice and the Stockholders’ Agreement in their entirety and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement, the Plan and the Stockholders’ Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.	PARTICIPANT

Name: Joanne M. Beckett	Print Name: Michael Ribero

Title: Vice President & General Counsel

EXHIBIT A
TO RESTRICTED STOCK GRANT NOTICE

FORM OF
TROPICANA LAS VEGAS HOTEL AND CASINO, INC.
RESTRICTED STOCK AGREEMENT

Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached, Tropicana Las Vegas Hotel and Casino, Inc., a Delaware corporation (the “Company”), has granted to Participant shares of Restricted Stock (the “Grant”) under the Company’s 2011 Non-Employee Director Restricted Stock Plan (the “Plan”).  The Restricted Stock granted under the Plan will entitle Participant to an equal number of shares of Class A Common Stock, $0.01 par value per share, of the Company (“Stock”), upon the vesting of such Restricted Stock as set forth in the Grant Notice.

ARTICLE 1.
GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Grant is subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE 2.
GRANT OF RESTRICTED STOCK

2.1 Grant of Restricted Stock.  In consideration for Participant’s past and/or continued service as a Non-Employee Director to the Company and for other good and valuable consideration, effective as of the Grant Date and as set forth in the Grant Notice, the Company grants to Participant shares of Restricted Stock which upon vesting will entitle Participant to an equal number of shares of Stock upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 8 of the Plan.

2.2 Consideration to the Company.  In consideration of the Grant by the Company, Participant agrees to render faithful services to the Company as a Non-Employee Director.  Nothing in the Plan or this Agreement shall confer upon Participant any right with respect to continuing such Participant’s relationship with the Company as a Non-Employee Director or limit in any way the right of the Company’s stockholders to terminate any Participant’s service on the Board at any time or for any reason.

ARTICLE 3.
RESTRICTED STOCK

3.1 Vesting of Restricted Stock.  Subject to Section 3.4, the Restricted Stock will vest according to the vesting schedule set forth in the Grant Notice.

3.2 Legend.  Until such time as the Restricted Stock vests pursuant to Section 3.1, each certificate representing shares of such Restricted Stock shall bear the following legend:

THE SALE OR TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE TROPICANA LAS VEGAS HOTEL AND CASINO, INC. 2011 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN AND THE ASSOCIATED RESTRICTED STOCK AGREEMENT.  A COPY OF SUCH PLAN AND RESTRICTED STOCK AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

In addition, each certificate representing shares of Restricted Stock shall bear such legends required by the Stockholders’ Agreement.

3.3 Voting and Dividend Rights.  Subject to the requirements of the Stockholders’ Agreement, the Restricted Stock will have the same voting and dividend rights as all other holders of shares of Stock.

3.4 Termination of Services as a Director.  Upon any Termination of Service, the balance of Participant’s Restricted Stock that has not vested as of the date of the Termination of Service will immediately terminate and such Restricted Stock will no longer vest pursuant to Section 3.1.

3.5 Section 83(b) Election.  The Participant may either (i) make a timely election, or (ii) refrain from making an election with the United States Internal Revenue Service with to the grant of Restricted Stock under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall be required to promptly provide a copy of such election with the Company.

3.6 Transferability.  Except for any Permitted Transfers, Restricted Stock granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 4.
MARKET STANDOFF AGREEMENT

In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock (other than those shares of Stock included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.  In addition, in the event that either (i) during the last 17 days of the “lock-up” period, the Company releases earnings results or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the “lock-up” period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the Company’s earnings results or the occurrence of the material news or event, as applicable, unless the underwriters waive such extension in writing.

ARTICLE 5.
OTHER PROVISIONS

5.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

5.2 Binding Agreement. Subject to the limitation on the transferability of the Restricted Stock contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email (with confirmation of receipt) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.5 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.6 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the United States Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.7 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Grant in any material way without the prior written consent of Participant.

5.8 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.6 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.9 Limitations Pursuant to Section 16. Notwithstanding any other provision of the Plan or this Agreement, any Restricted Stock granted to any Participant and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.11 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.